EXHIBIT 99.3
For further information contact
Rodger Smith, 1-800-451-1294
FOR IMMEDIATE RELEASE
     Callon Petroleum Company Issues
     Guidance For Fourth Quarter 2005
     Natchez, MS (November 8, 2005) — Callon Petroleum Company (NYSE: CPE) is issuing guidance for the fourth quarter of 2005.
     The guidance, found in the table below, is expressed in ranges for the detailed components.
Fourth Quarter 2005
Guidance Estimates
(In thousands, except per production unit amounts)

Guidance for
4thQuarter 2005
Estimated production volumes :
Natural gas (Bcf)	1.4 - 1.8
Crude oil (Mbo)	125 - 170
MMcfe/d	23 - 30

Lease operating expenses:
Cash	$3,700 - $4,900
Non-cash	—

Total	$3,700 - $4,900

General and administrative expenses:
Cash	$1,200 - $1,400
Non-cash	450 - 550

Total	$1,650 - $1,950

Interest expense:
Cash	$3,400 - $3,800
Non-cash	500 - 600

Total	$3,900 - $4,400
Medusa Spar LLC, net of tax	$ 125 - $ 200
DD & A — Oil and gas properties	$5,300 - $7,000
Accretion expense	$ 900 - $1,000
Derivative expense (income)	—
Income tax rate	35%
Cash income tax rate	0%

     Listed below are the outstanding hedges for natural gas and crude oil for the remainder of 2005.

		FOR THE QUARTER ENDED
		12/31/05
Natural Gas
Collars	Volume (Mmcf)	1,000
	Ceiling	$12.58
	Floor	$8.35

Put	Volume (Mmcf)	690
	Floor Price	$5.00

Crude Oil

Swaps	Volume (Mbo)	45
	Strike Price	$55.00

Collars	Volume (Mbo)	135
	Ceiling	$41.17
	Floor	$33.33

Collars	Volume (Mbo)	91
	Ceiling	$51.98
	Floor	$40.00

Put	Volume (Mbo)	21
	Floor Price	$35.00
     The preceding guidance estimates contain assumptions that we believe are reasonable. Third quarter 2005 tropical storm/hurricane activity resulted in enormous overall damage to the oil and gas infrastructure in the Gulf of Mexico region. Repairs to all of our major production facilities have been completed. However repairs to third party owned pipelines and gas processing facilities are out of our control and are the major obstacles in returning most of our fields to full production. The estimated dates used in our guidance for regaining access to these third party pipelines and facilities are based on the latest information provided to us by third parties as of the date of this news release. We are not undertaking any obligation to update these estimates as conditions change or as additional information becomes available.
     Callon Petroleum Company is engaged in the exploration, development, acquisition and operation of oil and gas properties primarily in the Gulf Coast region. Callon’s properties and operations are geographically concentrated in the offshore waters of the Gulf of Mexico.
     This news release is posted on the company’s website at www.callon.com and will be archived there for subsequent review. It can be accessed from the “News Releases” link on the left side of the homepage.
     The company would like to point out that this news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include:
•	general economic conditions;

•	volatility of oil and natural gas prices;

•	uncertainty of estimates of oil and natural gas reserves;

•	impact of competition;

•	availability and cost of seismic, drilling and other equipment;

•	operating hazards inherent in the exploration for and production of oil and natural gas;

•	difficulties encountered during the exploration for and production of oil and natural gas;

•	difficulties encountered in delivering oil and natural gas to commercial markets;

•	changes in customer demand and producers’ supply;

•	uncertainty of our ability to attract capital;

•	compliance with, or the effect of changes in, the extensive governmental regulations regarding the oil and natural gas business;

•	actions of operators of our oil and gas properties;

•	weather conditions; and

•	the risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those in our Annual Report for the year ended December 31, 2004 on Form 10-K.
     The preceding estimates reflect our review of continuing operations only. These estimates do not take into account any material transactions such as sales of debt and equity securities, acquisitions or divestitures of assets, and formations of joint ventures. We continually review these types of transactions and may engage in one or more of these types of transactions without prior notice.

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